EXHIBIT 32

CERTIFICATION PURSUANT TO

18 U.S.C SECTION 1350

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Lescarden Inc. (the "Company") on Form 10-Q for the period ended November 30, 2009 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, William E. Luther, Chief Executive and Chief Financial Officer of the Company, hereby certify, pursuant to 18 U.S.C. section 1350, as adopted pursuant to section 906 of Sarbanes-Oxley Act of 2002, that to the best of my knowledge:

1.

The Report fully complies with the requirements of section 13 (a) or 15 (d) of the Securities Exchange Act of 1934, and

2.

The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/ William E. Luther
William E. Luther
Chief Executive and Chief Financial Officer
January 14, 2009